PROXY         This proxy is solicited by the Board of Directors         PROXY
                                     of
                               BETHEL BANCORP
         Proxy for Annual Meeting of Shareholders--October 18, 1995

   The undersigned hereby appoints Ariel Rose Gill, Frank Talarico and Sterling G. Williams, and each of them severally, proxies of undersigned, with full power of substitution, to vote all the shares of voting capital stock of Bethel Bancorp (the "Company") that the undersigned is entitled to vote, at the Annual Meeting of shareholders of the Company to be held on October 18, 1995, and at any adjournments thereof.

   The Board of Directors recommends a vote FOR proposals 1 and 2.

   1.   Election of Directors.

        The nominees of the Board of Directors are as follows:

                        Nominees to Serve until 1998

John B. Bouchard    Judith W. Hayes    Stephen W. Wight    Denis A. Wilson

[ ]   FOR all the nominees         [ ]   AGAINST all the nominees
      listed above                       listed above

[ ] FOR election of Directors, except vote withheld from the following nominees:_________________________________________________________

   2. Proposal to ratify the appointment of Baker, Newman & Noyes, Limited Liability Company as auditors for fiscal year 1996.

           [ ]   FOR          [ ]   AGAINST          [ ]   ABSTAIN



This Proxy will be voted as directed herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. Discretionary authority is hereby conferred upon the proxies with respect to such other matters as may legally come before the meeting. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Annual Meeting or any adjournment thereof.

                                       Please  check if you  plan to attend
                                       the meeting                      [ ].

                                       Dated:__________________________, 1995

                                       ______________________________________

                                       _______________________________________
                                                     Signature(s)

                                       Please sign here personally.  If the
                                       stock is registered in more than one
                                       name, each joint owner or fiduciary
                                       should sign personally. Only authorized
                                       officers should sign for a corporation.